                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report dated August 31, 1999 relating to the financial statements of IXATA, Inc., which appears in the Current Report on Form 8-K/A of The IXATA Group, Inc. (Formerly SecurFone America, Inc.) dated March 9, 2000.


/s/  Nation Smith Hermes Diamond

Nation Smith Hermes Diamond

March 9, 2000